Exhibit 7

SPIRIT AIRLINES, INC.

AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment to Second Amended and Restated Investor Rights Agreement (this “Amendment”), dated as of July 20, 2010, is by and among Spirit Airlines, Inc., a Delaware corporation (the “Company”) and the undersigned parties with respect to that certain Second Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”), dated as of July 13, 2006, by and among (i) the Company, (ii) OCM Spirit Holdings, LLC, a Delaware limited liability company (“Holdings”), (iii) OCM Spirit Holdings II, LLC, a Delaware limited liability company (“Holdings II”), (iv) OCM Spirit Holdings III, LLC, a Delaware limited liability company (“Holdings III”), (v) OCM Spirit Holdings III-A, LLC, a Delaware limited liability company (“Holdings III-A”), (vi) OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership (“POF II”), (vii) OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership (“POF III,” and together with POF II, collectively, the “POF Investors”) (viii) POF Spirit Foreign Holdings, LLC, a Delaware limited liability company (“Foreign Holdings”) (Holdings, Holdings II, Holdings III, Holdings III-A, the POF Investors and Foreign Holdings are referred to herein, collectively, as “Oaktree” or the “Oaktree Investors”), (ix) Indigo Florida L.P., a Cayman Islands exempt limited partnership (“Indigo Florida”), and Indigo Miramar LLC, a Delaware limited liability company (“Indigo Miramar”) (collectively, “Indigo” or the “Indigo Investors”), (x) the individuals listed on the Schedule of Co-Investors attached thereto (each, a “Co-Investor” and, collectively, the “Co-Investors”), and (xi) each other Person listed from time to time on a “Schedule of New Securityholders” attached to the Investor Rights Agreement. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Investor Rights Agreement.

RECITALS

WHEREAS, Section 8A of the Investor Rights Agreement provides that the Board of Directors of the Company (the “Board”) shall be comprised of seven (7) members, two of whom shall be designated by Indigo Miramar, two of whom shall be designated by Indigo Florida, one of whom shall be designated by POF II, one of whom shall be designated by POF III and one of whom shall be the then-current CEO of the Company.

WHEREAS, the Company and the undersigned parties wish to expand the size of the Board to ten (10) members and provide that the additional three members shall be designated jointly by Indigo Florida and the POF Investors.

WHEREAS, pursuant to Section 19A of the Investor Rights Agreement, any provision of the Investor Rights Agreement may be amended, modified or waived if such amendment, modification or waiver is approved in writing by the Company, the Majority Indigo Holders and the Majority Oaktree Holders.

WHEREAS, pursuant to Section 8E of the Investor Rights Agreement, the written consent of the Majority Oaktree Holders, the Majority Indigo Holders and the Majority Indigo Investors shall be required to change the number of members of the Board.

WHEREAS, the undersigned constitute the Company, the Majority Indigo Holders, the Majority Indigo Investors and the Majority Oaktree Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments to Composition of the Board.

(A) Section 8A(i) of the Investor Rights Agreement is hereby amended to read in its entirety as follows:

“(i) the authorized number of directors on the Company’s Board shall be established at ten (10) directors, subject to Section 8A(ii)(x);”

(B) Section 8A(ii) of the Investor Rights Agreement is hereby amended to read in its entirety as follows:

“(ii) the following persons shall be elected to the Board:

(a) two (2) persons designated by Indigo Florida, who initially shall be Mr. John R. Wilson and Mr. Horacio Scapparone;

(b) two (2) persons designated by Indigo Miramar, each of whom shall be a COUS and who initially shall be Mr. William A. Franke and Mr. Barclay Jones III (collectively, with the designees set forth in subsection (a) above, the “Indigo Investor Directors” and each, individually, an “Indigo Investor Director”);

(c) one (1) person designated by POF II and one (1) person designated by POF III (collectively, the “Existing Investor Directors” and each, individually, an “Existing Investor Director”), each of whom shall be a COUS and who shall initially be Mr. Jordon Kruse (designated by POF II) and Mr. Stuart Oran (designated by POF III);

(d) the then-current CEO of the Company, who shall be a COUS and shall initially be Mr. Benjamin Baldanza (the “CEO Director”); and

(e) three (3) persons designated jointly by Indigo Florida and the POF Investors, each of whom shall be a COUS and who shall initially be Mr. David Elkins, Mr. H. McIntyre (Mac) Gardner and Mr. Robert Johnson (collectively, the “Majority Directors” and each, individually, a “Majority Director”).”

(C) The following shall be added as new Section 8A(x) of the Investor Rights Agreement:

“(x) A Majority Director shall be removed from the Board only upon the written request of either (A) Indigo Florida or (B) the POF Investors. Following the removal of a Majority Director pursuant to this Section 8(a)(x), the authorized number of directors on the Board may be reduced by the number of Majority Directors no longer then serving on the Board, but not below seven (7) directors, upon the prior written request of either (A) a majority of the Indigo Investor Directors or (B) a majority of the Existing Investor Directors.”

2. Reference to and Effect on the Investor Rights Agreement. On or after the date hereof, each reference in the Investor Rights Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Investor Rights Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Investor Rights Agreement, a reference to the Agreement, in any of such to be deemed a reference to the Investor Rights Agreement as amended hereby.

3. Consent and Designation. For the avoidance of doubt, pursuant to Section 8E of the Investor Rights Agreement, each of the undersigned (i) consents to the increase to the authorized number of directors on the Board to ten (10) directors and (ii) designates each of Mr. David Elkins, Mr. H. McIntyre (Mac) Gardner and Mr. Robert Johnson as directors to serve as Majority Directors pursuant to Section 8A(ii)(e) of the Investor Rights Agreement.

4. No Other Amendments. Except as set forth herein, the Investor Rights Agreement shall remain in full force and effect in accordance with its terms.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which may be executed by less than all of the parties necessary to give effect to this Amendment, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Any signature page delivered electronically or by facsimile (including without limitation transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

6. Headings. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provisions of this Amendment or the Investor Rights Agreement.

7. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SPIRIT AIRLINES, INC.,
a Delaware corporation

By:	/s/ Ben Baldanza
Name:	Ben Baldanza
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OCM SPIRIT HOLDINGS, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Matthew C. Wilson
	Name:	Matthew C. Wilson
	Title:	Managing Director

	By:	/s/ Andrew Salter
	Name:	Andrew Salter
	Title:	Authorized Signatory

OCM SPIRIT HOLDINGS II, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Matthew C. Wilson
	Name:	Matthew C. Wilson
	Title:	Managing Director

	By:	/s/ Andrew Salter
	Name:	Andrew Salter
	Title:	Authorized Signatory

OCM SPIRIT HOLDINGS III, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Matthew C. Wilson
	Name:	Matthew C. Wilson
	Title:	Managing Director

	By:	/s/ Andrew Salter
	Name:	Andrew Salter
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OCM SPIRIT HOLDINGS III-A, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Matthew C. Wilson
	Name:	Matthew C. Wilson
	Title:	Managing Director

	By:	/s/ Andrew Salter
	Name:	Andrew Salter
	Title:	Authorized Signatory

OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Matthew C. Wilson
	Name:	Matthew C. Wilson
	Title:	Managing Director

	By:	/s/ Andrew Salter
	Name:	Andrew Salter
	Title:	Authorized Signatory

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Matthew C. Wilson
	Name:	Matthew C. Wilson
	Title:	Managing Director

	By:	/s/ Andrew Salter
	Name:	Andrew Salter
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

POF SPIRIT FOREIGN HOLDINGS, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Matthew C. Wilson
	Name:	Matthew C. Wilson
	Title:	Managing Director

	By:	/s/ Andrew Salter
	Name:	Andrew Salter
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INDIGO MIRAMAR LLC, a Delaware limited liability company

By:	INDIGO MANAGEMENT LLC, a Delaware limited liability company, its manager

By:	/s/ William A. Franke
	Name:	William A. Franke
	Its:	Manager

INDIGO FLORIDA, L.P., a Cayman Islands exempted limited partnership

By:	INDIGO PACIFIC PARTNERS L.P., a Cayman Islands exempted limited partnership, its general partner

By:	INDIGO PACIFIC MANAGEMENT LP,
A Cayman Islands exempted limited partnership, its general partner

By:	INDIGO PACIFIC CAPITAL LLC,
a Delaware limited liability company, its general partner

By:	INDIGO PACIFIC PARTNERS LLC,
a Delaware limited liability company, its sole member

By:	/s/ William A. Franke
	Name:	William A. Franke
	Its:	Managing Member